EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.
INCOME STATEMENT
PERIOD ENDING DECEMBER 31, 2001
(Unaudited)

Operating Revenue:
  Gas Sales                                              $         0
  Other Operating Revenue                                 17,876,908
                                                         -----------
Operating Revenue                                        $17,876,908
                                                         -----------
Operating Expenses:
  Purchased Gas Sold                                     $         0
  Fuel For Generation                                              0
  Operation Expenses                                       7,728,628
  Intercompany Operating Expense                                   0
  Maintenance Expenses                                             0
  Property, Franchise & Other Taxes                        1,088,461
  Depreciation, Depletion & Amortization                   4,753,234
  Impairment of O&G                                                0
  Federal Income Taxes                                       184,745
  State Income Taxes                                               0
  Deferred Inc Tax-Net                                     1,045,700
  Invest Tax Cr Adjust                                             0
                                                         -----------
Operating Expenses                                       $14,800,768
                                                         -----------
Operating Income / (Loss)                                $ 3,076,141
                                                         -----------

Other Income:
  Unremitted earnings of Subsidiaries                    $         0
  Dividends from Subsidiaries                                      0
  Intercompany Interest Income                                     0
  Miscellaneous Income                                             0
  Investment Tax Credit                                            0
  Other Interest Income                                       81,532
  AFUDC                                                            0
  Appliance & Jobbing                                              0
                                                         -----------
  Other Income/ (Loss)                                   $    81,532
                                                         -----------

Income Before Interest Charges                           $ 3,157,672
                                                         -----------

Interest Charges:
  Interest Charges on L/T Debt                           $         0
  Intercompany Interest Expense                            2,245,261
  Other Interest Expenses                                    171,947
  ABFUDC                                                           0
                                                         -----------
  Interest Charges                                       $ 2,417,208
                                                         -----------

Minority Interest in Foreign Subs                        $         0

Income Before Cumulative Effect                              740,465
                                                         -----------

Net Income / (Loss)                                      $   740,465
                                                         ===========
See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company's Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarter ended December 31, 2001.